Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

| |  Preliminary proxy statement               |_|  Confidential, for use of the
                                               Commission Only  (as permitted by
                                               Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                     HEALTH AND RETIREMENT PROPERTIES TRUST
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:


        -----------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:


        -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        -----------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:


        -----------------------------------------------------------------------
(5)     Total fee paid:


        -----------------------------------------------------------------------
|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount Previously Paid:
                               -------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:
                                                     ---------------------------

(3)     Filing Party:
                     -----------------------------------------------------------

(4)     Date Filed:
                   -------------------------------------------------------------

                    HEALTH AND RETIREMENT PROPERTIES TRUST

                               400 Centre Street
                          Newton, Massachusetts 02158


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998


To the Shareholders of Health and Retirement Properties Trust

     Notice is hereby given that the Annual Meeting of Shareholders of Health and Retirement Properties Trust (the "Company") will be held at 9:30 A.M. on Tuesday, May 12, 1998, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

   1. To elect one Trustee in Group III of the Company's Board of Trustees.

   2. To consider and act upon a proposal to amend the Company's Declaration of Trust to change the Company's name to "HRPT Properties Trust".

   3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 23, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,

                                          DAVID J. HEGARTY, Secretary

March 31, 1998

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                    HEALTH AND RETIREMENT PROPERTIES TRUST

                               400 Centre Street
                          Newton, Massachusetts 02158

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on Tuesday, May 12, 1998

                               ----------------

                                 INTRODUCTION

     A Notice of the Annual Meeting of Shareholders of the Company (the "Meeting") is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about March 31, 1998, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1997 (including audited financial statements of the Company).

     Only shareholders of record as of the close of business on March 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 104,522,605 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

     All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the proposals set forth below. Each of the proposals set forth below requires the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions and broker non-votes are considered present for purposes of determining quorum. A shareholder marking the proxy "Withhold" or "Abstain" will not be counted as voting in favor of the particular proposal from which the shareholder has elected to withhold voting authority or to abstain. If a broker indicates on a proxy that it does not have discretionary authority with respect to certain Common Shares to vote on a proposal, those Common Shares will not be counted as voting in favor of such proposal. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1. Election of Trustee in Group III of the Board of Trustees.
     The number of Trustees of the Company is currently fixed at five and the Board of Trustees is currently divided into three groups with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

     The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), the Amended and Restated By-Laws of the Company and the laws of the State of Maryland, the state of the Company's organization on October 9, 1986.

     Three of the Trustees, Bruce M. Gans, M.D., the Rev. Justinian Manning, C.P. and Ralph J. Watts are the Company's "Independent Trustees;" that is, Trustees who are not otherwise affiliated with the Company, REIT Management &

Research, Inc., a Delaware corporation which is the Company's investment advisor ("RMR"), or any other person or entity that holds in excess of 8.5% of the issued and outstanding Common Shares of the Company. The Independent Trustees also comprise the Company's Audit Committee. The Audit Committee meets with the Company's independent auditors to discuss the procedures for conducting, and the results of, audits of the Company's financial records, and recommends to the Board of Trustees the hiring or retention of independent auditors. The Company does not have a Compensation Committee or a Nominating Committee.

     During 1997, the Board of Trustees held seven meetings. During 1997, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member. The Audit Committee held two meetings during 1997.

     Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus $500 for each meeting of the Board or Board Committee attended by such Trustee. The Chairperson of the Audit Committee receives an additional $2,000 annually; such position rotates annually among the Independent Trustees. Each Independent Trustee also receives annual 500 Common Share grants under the Company's 1992 Incentive Share Award Plan (the "Plan"). The Company reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Company. The Company has also agreed to pay any Independent Trustee who brings a property to the attention of the Company a fee equal to one percent of any investment made by the Company in the property. No fees have been earned to date by any Independent Trustee with respect to any investments by the Company.

     The present Trustee in Group III is Ralph J. Watts. If re-elected, Mr. Watts will hold office until the Company's 2001 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the Common Shares issued and outstanding. It is the intention of the persons authorized by the enclosed proxy to nominate and elect Mr. Watts as the Group III Trustee. HRPT Advisors, Inc. ("Advisors"), an affiliate of RMR which has voting control over 3,912,138 Common Shares (approximately 3.7% of Common Shares outstanding and entitled to vote at the Meeting), intends to vote in favor of the election of Mr. Watts as the Group III Trustee. Mr. Watts' principal occupation for the past five years and his age as of the Record Date are as follows:

RALPH J. WATTS Age: 51
     Mr. Watts is Chairman and CEO of Health Matrix LLC ("Health Matrix"), a privately held company which develops, owns and operates outpatient cardiac catheterization laboratories and is engaged in physician practice management. Mr. Watts had been President and CEO of Cardiovascular Ventures, Inc. ("Cardiovascular"), the predecessor of Health Matrix, since 1992. Prior to assuming his position with Cardiovascular, Mr. Watts was President and CEO of Ramsay Health Care, Inc., a publicly owned company which owned and operated 18 hospitals in 13 states and had approximately 2,000 employees. Mr. Watts has served on the Board as a Group III Trustee since October 1995 when he was elected to fill a vacancy on the Board of Directors.

     In addition to Mr. Watts, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of the Record Date, are as follows:

BRUCE M. GANS, M.D. Age: 51
     Dr. Gans has been a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Wayne State University and a Senior Vice President of the Detroit Medical Center since 1989. Dr. Gans is a Group I Trustee; his term will expire at the 1999 Annual Meeting of Shareholders.

REV. JUSTINIAN MANNING, C.P. Age: 71
     The Reverend Justinian Manning, C.P., has been, since September 1990, the pastor of St. Gabriel's parish in Brighton, Massachusetts. He is also on the Board of Directors of Charlesview, a low and moderate income housing program. He is past Treasurer and a former Director of St. Paul's Benevolent, Educational and Missionary Institute, a New Jersey corporation, which oversees foundations in Massachusetts, Connecticut, New York, Pennsylvania, Maryland and Florida and the Institute's Overseas Missions. He was formerly on the Board of Directors of St. Paul's Monastery Manor, in Pittsburgh, Pennsylvania, a congregate housing facility. He belonged to the Provincial Council of the Passionist Provincialate and is the former Director of Consolidation for the Community. The Reverend Manning is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.

GERARD M. MARTIN Age: 63

     Mr. Martin is a Managing Trustee of the Company. Mr. Martin is a private investor in real estate and has been a Trustee of HRP since its organization in 1986. From 1985 until the merger of Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("HHC") in February 1994, he served as the Chief Executive Officer and Chairman of the Board of Directors of Greenery. Mr. Martin served as a Director of HHC until his resignation in July 1996. Mr. Martin has been active in the health care and real estate industries for more than 25 years as a manager, developer and builder. Mr. Martin is also a Director and 50% shareholder of each of RMR, Advisors, Connecticut Subacute Corporation ("CSC") and Connecticut Subacute Corporation II ("CSCII"), a Director and 33% shareholder of each of Vermont Subacute Corporation ("VSC") and New Hampshire Subacute Corporation ("NHSC") and a Managing Trustee of Hospitality Properties Trust ("HPT"). Mr. Martin is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.

BARRY M. PORTNOY Age: 52

     Barry M. Portnoy has been a Trustee of the Company since its organization in 1986. Mr. Portnoy served as a Director of HHC until his resignation in July 1996. Mr. Portnoy is a Director and 50% shareholder of RMR, Advisors, CSC and CSCII, a Director and 33% shareholder of each of VSC and NHSC and a Managing Trustee of HPT. Mr. Portnoy is an attorney and was a partner of the law firm of Sullivan & Worcester LLP, counsel to the Company, from 1978 through March 31, 1997. Mr. Portnoy is a Group I Trustee; his term will expire at the 1999 Annual Meeting of Shareholders.

DAVID J. HEGARTY Age: 41

     David J. Hegarty, a certified public accountant, joined the Company in July 1987 as Treasurer, became Executive Vice President in July 1993 and became the President and Chief Operating Officer of the Company in April 1994. Mr. Hegarty has also been the Secretary of the Company since 1987. In April 1994, he also became a Director and the President and Chief Operating Officer of Advisors. In December 1997, Mr. Hegarty became the President and Chief Operating Officer of RMR. From 1985 to 1987, Mr. Hegarty was an audit manager with Ernst & Young LLP, the Company's independent auditors.

AJAY SAINI Age: 38

     In April 1995, Ajay Saini, a certified public accountant, became the Treasurer of the Company and in August 1995 also became Chief Financial Officer. He has been Vice President and Chief Accounting Officer of Advisors since July 1993, and prior to that he served as Controller of Advisors since June 1990. In April 1995, he became Treasurer of Advisors. In December 1997, Mr. Saini became a Vice President of RMR. Prior to joining Advisors, Mr. Saini was employed by Ernst & Young LLP, the Company's independent auditors.

     There are no family relationships among any Trustees and current executive officers of the Company. However, Adam D. Portnoy, who served as Vice President of the Company prior to his resignation in January 1997, is the son of Barry M. Portnoy. Executive officers serve at the will of the Board of Trustees.

Item 2. Proposal to Amend the Company's Declaration of Trust to Change the Name of the Company to "HRPT Properties Trust".

     The Board of Trustees has proposed that the Company's Declaration of Trust be amended to change the name of the Company to "HRPT Properties Trust". The Trustees believe that this proposed new name retains the Company's heritage and symbol, HRPT, while reflecting the growing diversification of the Company's investments from an emphasis on retirement housing, nursing homes and assisted living facilities to a broader focus on commercial real estate generally, including healthcare related real estate and office buildings.

     The affirmative vote of the holders of a majority of the issued and outstanding Common Shares of the Company is required to authorize this proposed amendment. The Board of Trustees has unanimously approved and recommends that the shareholders vote FOR the adoption of the amendment described in Item 2.

                               OTHER INFORMATION

Compensation of Executive Officers

     The Company does not have any employees; services which otherwise would be provided by employees were performed by Advisors prior to January 1, 1998 and thereafter have been performed by RMR. Payments by the Company to Advisors and RMR are described in "Certain Relationships and Related Transactions."

     The following table provides summary compensation information for certain employees of Advisors who performed the duties of executive officers for the Company during 1997:


                          SUMMARY COMPENSATION TABLE



                                        Annual Compensation(1)                       Long-Term Compensation
                                -------------------------------------- ---------------------------------------------------
                                                             Other      Restricted    Securities
                                                            Annual         Stock      Underlying      LTIP     All Other
  Name and Principal Position    Year   Salary   Bonus   Compensation    Awards(2)   Options/SARs   Payouts   Compensation
------------------------------- ------ -------- ------- -------------- ------------ -------------- --------- -------------
David J. Hegarty .............. 1997    None    None        None         $ 55,688       None         None        None
 President & Chief Operating    1996    None    None        None         $ 51,750       None         None        None
 Officer (chief executive       1995    None    None        None         $ 46,125       None         None        None
 officer)
Ajay Saini .................... 1997    None    None        None         $ 37,125       None         None        None
 Treasurer & Chief Financial    1996    None    None        None         $ 34,500       None         None        None
 Officer                        1995    None    None        None         $ 30,750       None         None        None
Adam D. Portnoy ............... 1997    None    None        None             None       None         None        None
 Vice President(3)              1996    None    None        None         $ 25,875       None         None        None

----------------
(1) Except with respect to incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. Advisors, which conducted the day-to-day operations of the Company during 1997, compensated Messrs. Hegarty and Saini and Mr. Adam Portnoy in connection with their services to Advisors and to the Company.

(2) All incentive share awards have been granted pursuant to the Plan and, except as described below in Note 3, provide that one third of each annual incentive share award vests immediately upon grant and one third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform the duties of an executive officer of the Company during the vesting period of such award, that executive officer will only be entitled to receive the number of Common Shares which have vested up to the date of his departure. At December 31, 1997, the aggregate 17,000 and, 8,000 Common Shares granted as annual incentive share awards under the Plan to Messrs. Hegarty and Saini, respectively, had a value of $341,063 and, $160,500 respectively, based upon a $20.0625 per share closing price for the Common Shares as reported on the New York Stock Exchange on that date. Common Shares are entitled to dividends as declared by the Company. The dollar amounts shown represent the number of restricted Common Shares which have vested or continue to be subject to vesting multiplied by the closing price for the Common Shares on the New York Stock Exchange on the date of grant.


                                       4

(3) Mr. Adam Portnoy served as Vice President until January of 1997. The 1,500 Common Shares held by him under the Plan became fully vested and were sold by him in 1997.

Compensation Committee Interlocks and Insider Participation

     The Company does not have a standing Compensation Committee; rather, a committee comprised of the Company's Independent Trustees (Dr. Gans, the Rev. Manning and Mr. Watts) makes recommendations for grants of Common Shares under the Plan, and such recommendations are acted upon by the full Board of Trustees (Dr. Gans, the Rev. Manning and Messrs. Watts, Martin and Portnoy). Barry M. Portnoy, a member of the Board of Trustees, is a former partner in the firm of Sullivan & Worcester LLP, counsel to the Company.

Performance Graph--Comparison of Cumulative Total Return

     The graph below shows, for the years indicated, the Company's cumulative total shareholder return on its Common Shares (assuming a $100 investment on December 31, 1992) as compared with (a) the Standard & Poor's 500 Index and (b) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ/National Market System (NAREIT). The comparison assumes all dividends are reinvested and, in the case of HRP, that the reinvestment occurred on the dividend payment date.

[PERFORMANCE LINE GRAPH]

YEAR      HRP      NAREIT    S&P 500
----      ---      ------    -------
1992      100       100       100
1993      131       119       110
1994      130       120       111
1995      172       141       153
1996      221       192       188
1997      249       228       251


Executive Compensation Report

     Health and Retirement Properties Trust (the "Company") developed and implemented its 1992 Incentive Share Award Plan (the "Plan") in May 1992 in recognition of the following circumstances. First, the Company's Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of its investment advisor and not of the Company, and receive their salary compensation from its advisor, the Trustees wished to establish a vehicle which would, among other things, (a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the services covered by the investment advisory contract between the Company and its advisor. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on behalf of the Company, speaking at Company conferences, road shows and making additional presentations, interfacing with analysts and preparing and distributing share-holder reports, materials, statements and other information. The Trustees may impose vesting restrictions or other conditions on the granted Common Shares, which may further promote continuity of management.

     In 1997, David J. Hegarty, President and Chief Operating Officer of the Company, received a grant of 3,000 Common Shares under the Plan, 1,000 Common Shares of which vested immediately upon grant and 1,000 of which will vest on each of the first and second anniversaries of the date of grant. In 1997, Mr. Saini, Treasurer and Chief Financial Officer of the Company, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant, 666 of which will vest on the first anniversary of the grant and 666 of which will vest on the second anniversary thereof. In January 1997, Adam D. Portnoy resigned his position with the Company and the Board of Trustees voted to accelerate fully the vesting of the Common Shares which had been awarded in 1996. The determination of the number of Common Shares granted to Messrs. Hegarty and Saini and the acceleration of the vesting schedule for Mr. Portnoy's Common Shares were not specifically based on an estimate of the Company's performance, but instead was based on the relationship of the fair market value of the Common Shares so granted, on the number of Common Shares previously granted to each such individual, and on the Board's opinion as to the value of the "outside" services to the Company, as discussed above, performed by these officers.

                                        BOARD OF TRUSTEES

                                        Bruce M. Gans, M.D.
                                        Rev. Justinian Manning, C.P.
                                        Gerard M. Martin
                                        Barry M. Portnoy
                                        Ralph J. Watts

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of the Common Shares by each beneficial owner known to the Company to hold more than 5% of the Common Shares, each Trustee and officer, and all officers and Trustees of the Company as a group, as of the Record Date. The address of each of the Trustees and current officers of the Company is c/o Health and Retirement Properties Trust, 400 Centre Street, Newton, Massachusetts 02158.


                                                                          Beneficial Ownership
                                                                         ----------------------
                                                                            Number
                           Name and Address                               of Shares     Percent
----------------------------------------------------------------------   -----------   --------
Bruce M. Gans ........................................................        1,000         *
David J. Hegarty(1) ..................................................       17,000         *
Rev. Justinian Manning, C.P. .........................................        3,000         *
Gerard M. Martin(2) ..................................................    3,912,138       3.7%
Barry M. Portnoy(2) ..................................................    3,912,138       3.7%
Ajay Saini(3) ........................................................        8,515         *
Ralph J. Watts .......................................................        1,050         *
All executive officers and Trustees as a group (7 persons) (1)(2)(3)).    3,942,703       3.7%

----------------
*Less than 1% of the Company's outstanding Common Shares.

(1) Includes 3,000 Common Shares awarded under the 1992 Incentive Share Award Plan which have not yet vested.

(2) Advisors, which is wholly owned by Messrs. Martin and Portnoy, owns 1,134,372 Common Shares directly. Solely in its capacity as voting trustee of a voting trust agreement, Advisors exercises voting control over 1,000,000 Common Shares owned by AMS Properties, Inc. ("AMSP") and pledged to the Company to secure the obligations of Paragon Health Network, Inc. and its affiliates to the Company. Advisors also exercises voting control as proxy over 1,777,766 Common Shares owned by affiliates of Mr. Jeff Chapple, including Berlin C.C., Inc., St. Johnsbury C.C., Inc., Rochester C.C., Inc., Springfield C.C., Inc., Bennington C.C., Inc., Burlington, C.C., Inc., The L.P. Corporation and American Health Care, Inc. Neither Mr. Martin nor Mr. Portnoy owns any Common Shares directly.

(3) Includes 2,000 Common Shares awarded under the 1992 Incentive Share Award Plan which have not yet vested, 500 Common Shares in Mr. Saini's IRA account and approximately 15 Common Shares held by Mr. Saini's minor daughter.

Certain Relationships and Related Transactions

     Messrs. Martin and Portnoy are principal shareholders of CSC, CSCII, NHSC and VSC (collectively the "Subacute Entities"). The Subacute Entities are borrowers/mortgagors or lessees of the Company. The Company has extended a $4 million line of credit to CSC until June 30, 1998. At December 31, 1997, there was $2.4 million outstanding under this agreement. The lease and loan transactions with the Subacute Entities are based on market terms and are generally similar to the Company's lease and mortgage agreements with unaffiliated companies. The former president of the Company is the president of the Subacute Entities. Rent and interest paid to the Company by the Subacute Entities was $13.6 million in 1997.

     Effective January 1, 1998, the Company entered into two agreements with RMR, an advisory agreement (the "New Advisory Agreement") under which RMR provides investment management and administrative services to the Company, and a property management agreement (the "New Property Management Agreement") under which RMR provides property management services for the Company's multi-tenant, government-leased and other office buildings. Prior to January 1, 1998, the Company had an agreement (the "Old Advisory Agreement") with Advisors under which Advisors provided investment and administrative services to the Company. Advisors and RMR are owned by Messrs. Martin and Portnoy. The Old Advisory Agreement provided, and the New Advisory Agreement provides, for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital, as defined in the Advisory Agreements, up to $250 million, and 0.50% of Average Invested

Capital equal to or exceeding $250 million; and an annual incentive fee, calculated on the basis of 15% of the increase in funds from operations from the prior year on a fully diluted basis, but no more than $.01/fully diluted Common Share outstanding. All incentive fees which may be earned by RMR will be paid in Common Shares. The base advisory fee paid to Advisors for fiscal year 1997 was $8.6 million, of which approximately $471,500 was attributable to investments in the Subacute Entities. The incentive fee award for fiscal year 1997 was $1.0 million, paid by the issuance of approximately 52,316 Common Shares, having a market value at December 31, 1997 of $1.0 million. During 1997, Advisors received $1.6 million in dividends on its owned Common Shares.

     Advisors is the general partner of M&P Partners Limited Partnership ("M&P"), a partnership which is owned by Advisors and Messrs. Martin and Portnoy and which prior to January 1, 1998 provided management services for the Company's multi-tenant, government-leased and other office buildings under separate property management agreements which were consolidated into a master property management agreement in late 1997 (the "Old Property Agreements"). The Company paid $2.4 million in management fees to M&P in 1997. Fees paid to M&P under the Old Property Management Agreements and which will be paid to RMR under the New Property Management Agreement are based on a formula (generally 3% of gross collected rents as an annual management fee and 5% of gross construction costs as a construction management fee) relating to the buildings under its management. No construction management fee was collected by M&P during 1997.

     Effective January 1, 1998, the Company entered into a parking operation management agreement (the "Parking Management Agreement") pursuant to which Garage Management, Inc. ("GMI"), a Delaware corporation owned by Messrs. Martin and Portnoy, provides parking management services for garages associated with certain of the Company's properties. Prior to January 1, 1998, M&P provided these services under the Old Property Agreements. Under the Parking Management Agreement, the Company has agreed to pay GMI a monthly management fee of 3% of gross monthly parking receipts.

     Messrs. Martin and Portnoy each has material interests in the transactions between the Company and each of the Subacute Entities, RMR, Advisors, M&P and GMI. To the extent that the terms of the Company's investments in properties owned or leased by the Subacute Entities have been negotiated among related parties, they have not been determined on an arm's-length basis. Investment terms, however, have been based upon independent appraisals of the properties, where available, but the Company has historically placed a greater emphasis on what it believes to be more determinative factors such as cash flow available for rent and debt service. All existing business relationships between the Company, on the one hand, and RMR, Advisors, M&P, the Subacute Entities, GMI and/or their affiliates, on the other hand, have been approved by, and, unless and until any such company no longer has relationships with the Company or its affiliates which are the same or similar to those described above, all such future relationships will be submitted for approval by, majority vote of the Independent Trustees. For a portion of 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, counsel to the Company and to HPT, RMR, Advisors, M&P, the Subacute Entities, GMI and affiliates of each of the foregoing, and received payments from the firm during 1997 as a partner and in respect of his retirement from that firm.

  Certain Litigation.

     As previously disclosed, in early 1995 the Company commenced an action in Florida state court to collect on a secured indemnity agreement from a former tenant and mortgagor, together with certain related parties (collectively, the "Former Tenant"). In May 1995 the Former Tenant filed a counterclaim and third-party complaint against the Company and others including Messrs. Martin and Portnoy, Advisors and Sullivan & Worcester LLP, seeking, among other things, to set aside the indemnity agreement and to recover substantial damages. After a Massachusetts state court ordered the dispute to arbitration and a Florida court stayed further proceedings pending arbitration, the Former Tenant brought a separate action against the Company in the Federal District Court in Massachusetts and realleged many of the same allegations made in the counterclaims and third-party complaints previously brought by them in response to the Company's original action, and adding allegations of violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934
and Rule 10b-5 promulgated thereunder and violations of 18 U.S.C. [sec] 1962
(RICO). In September 1996, the Federal Court in Massachusetts ordered the case brought by the Former Tenant dismissed and all disputes between the Former Tenant and the Company referred to arbitration. The arbitration is proceeding. As the Company has previously disclosed, certain related cases have also been filed. The amounts of damages claimed by the Former Tenant and creditors or assignees of the Former Tenant are material. The Company is pursuing its indemnity claims against the Former Tenant and is defending the claims of the Former Tenant in the arbitration proceedings. The Company intends to defend itself in related actions brought and which may be brought, to attempt to consolidate these cases in the pending arbitration proceeding or otherwise to pursue such claims and rights which it may have. The outcome of these pending claims and proceedings cannot be predicted.


     The Declaration of Trust provides that Trustees, officers, employees and agents of the Company shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims asserted against them by reason of their status, provided that such claims were not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Were Messrs. Martin and Portnoy to be held liable in the proceedings described above, they may therefore have a claim for indemnification from the Company.

                 COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were complied with.

                                   AUDITORS

     The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor since its organization in 1986 has been Ernst & Young LLP or its predecessors.


     A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.

                             SHAREHOLDER PROPOSALS

     The Company's 1999 Annual Meeting is presently expected to be held on or about May 11, 1999. Proposals of shareholders intended to be presented at the 1999 Annual Meeting and nominations for Trustee must be received not later than March 3, 1999 and not earlier than January 12, 1999 for inclusion in the Company's proxy statement and proxy for that meeting.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder of record on the date of the giving of the notice described below and on the record date for determination of shareholders entitled to vote upon such nomination who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a shareholder's nominee in the case of an annual meeting, must be received by the Company not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e. not later than March 3, 1999, nor earlier than January 12, 1999, with respect to the 1999 Annual Meeting of Shareholders).


                                 OTHER MATTERS

As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

                                        By Order of the Board of Trustees

                                        DAVID J. HEGARTY, Secretary

Newton, Massachusetts

March 31, 1998

                    HEALTH AND RETIREMENT PROPERTIES TRUST

                400 Centre Street, Newton, Massachusetts 02158
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints DAVID J. HEGARTY, GERARD M. MARTIN and BARRY M. PORTNOY, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below, all the Common Shares of Beneficial Interest of Health and Retirement Properties Trust held of record by the undersigned, or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Shareholders to be held on May 12, 1998 or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Address Change/Comments:


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

--------------------------------------                                              For  Withhold
HEALTH AND RETIREMENT PROPERTIES TRUST   1. Election of Trustee In Group III:       |_|    |_|
--------------------------------------
                                                            Ralph J. Watts

                                         2. Amendment to the Company's Declaration  For  Against  Abstain
                                            of Trust to change the Company's name   |_|    |_|      |_|
                                            to "HRPT Properties Trust".

                                         3. In their discreation, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

RECORD DATE SHARES:
                                           __________________
Please be sure to sign and date this Proxy.| Date           |    Mark box at right if an address
-------------------------------------------------------------    change or comment has been noted
                                                            |    on the reverse side of this card.  |_|
                                                            |
                                                            |
----Shareholder sign here-----------Co-owner sign here-------

DETACH CARD                                                                                 DETACH CARD